Exhibit 31.2

I, Todd D. Fanning, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Princeton National Bancorp, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Todd D.Fanning
Todd D. Fanning
Executive Vice President & Chief Operating Officer / Chief Financial Officer

March 31, 2011